Exhibit 3.1

Delaware	Page 1
The First State
I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “KALTURA, INC.”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JANUARY, A.D. 2021, AT 10:19 O`CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
4243569 8100	Authentication: 202281846
SR# 20210097422	Date: 01-13-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 10:19AM 01/13/2021 FILED 10:19AM 01/13/2021 SR 20210097422 - File Number 4243569

EIGHTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
OF
KALTURA, INC.
Kaltura, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies, as of January 9, 2021, that:
ONE:    The name of the corporation is Kaltura, Inc. and the date of filing the original Certificate of Incorporation of this company with the Secretary of State of the State of Delaware was October 31, 2006. The original Certificate of Incorporation was amended and restated by that certain Amended and Restated Certificate of Incorporation on May 10, 2007, which was further amended and restated by that certain Second Amended and Restated Certificate of Incorporation on June 16, 2008, that certain Third Amended and Restated Certificate of Incorporation on September 15, 2010, which was further amended by that Amendment to the Third Amended and Restated Certificate of Incorporation November 19, 2010, which was further amended by that certain Fourth Amended and Restated Certificate of Incorporation on February 10, 2012, which was further amended by that certain Fifth Amended and Restated Certificate of Incorporation on August 29, 2012, which was further amended by that certain Sixth Amended and Restated Certificate of Incorporation on January 9, 2014 which was further amended by that certain Amendment to the Sixth Amended and Restated Certificate of Incorporation on May 14, 2014 and that certain Amendment to the Sixth Amended and Restated Certificate of Incorporation on October 28, 2015, which was further amended by that certain Seventh Amended and Restated Certificate of Incorporation on July 22, 2016.
TWO:    This Eighth Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of this company in accordance with Section 228 of the DGCL. This Eighth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of this company.
THREE:    The Seventh Amended and Restated Certificate of Incorporation of this company, as amended, is hereby amended and restated to read as follows:
I.
The name of this company is KALTURA, INC. (the "Company").
II.
The address of the registered office of this Company in the State of Delaware is 1313 N. Market Street, Suite 5100, City of Wilmington, County of New Castle, Zip Code 19801, and the name of the registered agent of this Company in the State of Delaware at such address is PHS Corporate Services, Inc.
III.
The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware ("DGCL" ).
IV.
A.The Company is authorized to issue two classes of stock to be designated, respectively, " Common Stock" and " Preferred Stock." The total number of shares which the Company is authorized to issue is fifty two million twelve thousand six hundred and nine (52,012,609) shares, thirty five million (35,000,000) shares of which shall be Common Stock (the "Common Stock") and seventeen million twelve thousand six hundred and nine (17,012,609) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of ($0.0001) per share and the Common Stock shall have a par value of ($0.0001) per share.
B.The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote (voting together as a single class on an as-if-converted basis), as permitted by the provisions of Section 242(b)(2) of the DGCL.
C.One million, forty-three thousand, seven hundred seventy-eight (1,043,778) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series A Preferred Stock"); three million, two hundred forty thousand, eighty-five (3,240,085) of the authorized shares of Preferred Stock are hereby designated Series B Preferred Stock (the "Series B Preferred Stock"); three million, four hundred thirty-four thousand, five hundred fifty-six (3,434,556) of the authorized shares of Preferred Stock are hereby designated Series C Preferred Stock (the "Series C Preferred Stock"); two million, eight hundred and seventy thousand, five hundred forty four (2,870,544) of the authorized shares of Preferred Stock are hereby designated Series D Preferred Stock (the "Series D Preferred Stock"); seven hundred fourteen thousand, two hundred eighty six (714,286) of the authorized shares of Preferred Stock are hereby designated Series D-1 Preferred Stock (the "Series D-1 Preferred Stock"); four million, forty two thousand six hundred ninety three (4,042,693) shares of Preferred Stock are hereby designated Series E Preferred Stock (the "Series E Preferred Stock") and one million, six hundred and sixty six thousand, six hundred and sixty seven (1,666,667) shares of Preferred Stock are hereby designated Series F Preferred Stock (the "Series F Preferred Stock" and together with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock, sometimes the "Series Preferred"). For the avoidance of confusion, the term "Series Preferred" in Section 5 of Article IV(D) refers to either Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be.
D.The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are as follows:
1.DIVIDEND RIGHTS.
(a)Until the consummation of a Series F Qualified IPO, the holders of Series F Preferred Stock shall be entitled to receive, in preference to the holders of Series E Preferred Stock, Series D-1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Stock, cumulative dividends in an amount equal to ten percent (10%) of the Series F Original Issue Price (as defined below), compounded semi-annually (pro-rated on an elapsed days basis), for each outstanding share of Series F Preferred Stock (as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the date of the filing of this Eighth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "filling date"), provided that such dividends shall be payable only when, as and if declared by the Board of Directors of the Company (the "Board"), out of any assets legally available therefor (the "Series F Dividend Preference"). Such dividends shall be deemed to accrue daily on each share of the Series F Preferred Stock commencing on its issuance date, whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends; provided, however that except as explicitly provided above and as set forth in Section 3(a) of this Article IV(D) and Section 7(a)(i) of this Article IV(D) (as part of the Series F Redemption Value (as such term is defined below), the Company shall be under no obligation to pay such dividends; provided, further however that following the consummation of the earliest of a Series F Qualified IPO, Acquisition pursuant to which the holders of Series F Preferred Stock receive the Minimum Return Amount or Asset Transfer pursuant to which the holders of Series F Preferred Stock receive the Minimum Return Amount (each, as defined below), such dividends shall no longer accrue. Except as otherwise provided for, or contemplated, herein, and subject to the foregoing, the Series F Dividend Preference, minus any Prepayments (as defined below) (which shall be applied pro rata across all outstanding shares of Series F Preferred Stock as of the time of any such Prepayments), when, as and if declared by the Board, shall be payable in cash. The "Series F Original Issue Price" of the Series F Preferred Stock shall be US$30.00 per share (as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof).
(b)Until the consummation of a Qualified IPO, after payment of the Series F Dividend Preference to holders of Series F Preferred, if and to the extent declared by the Board, as provided in Section l(a) of this Article IV(D) above, the holders of Series E Preferred Stock shall be entitled to receive, in preference to the holders of Series D-1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Stock, non-cumulative dividends in an amount equal to eight percent (8%) of the Series E Original Issue Price (as defined below) for each outstanding share of Series E Preferred Stock (as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the filing date), provided that such dividends shall be payable only when, as and if declared by the Board, out of any assets legally available therefor (the "Series E Dividend Preference"). Following the first payment of the Series E Dividend Preference, if and to the extent declared by the Board, the holders of Series E Preferred Stock shall not be entitled to any additional dividend preference. Except as otherwise provided for, or contemplated, herein, and subject to the foregoing, the Series E Dividend Preference, when, as and if declared by the Board, shall be payable in cash. The "Series E Original Issue Price" of the Series E Preferred Stock shall be US$10.15 per share (as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof).
(c)Until the consummation of a Qualified IPO, after payment of the Series E Dividend Preference to holders of Series E Preferred, if and to the extent declared by the Board, as provided in Section l(b) of this Article IV(D) above, the holders of Series D Preferred Stock and Series D-1 Preferred Stock (collectively, the "Series DID-I Preferred Stock"), in preference to the holders of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Stock, shall be entitled to receive dividends on a pari passu basis, as follows (the "Series DID-I Dividend Preference"):
(i)to the holders of Series D-1 Preferred Stock, (1) non-cumulative dividends in an amount equal to eight percent (8%) of the Series D-1 Original Issue Price (as defined below) for each outstanding share of Series D-1 Preferred Stock (as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof) plus (2) the Series D-1 Retained Dividends (as such term is defined in the Sixth Amended and Restated Investor Rights Agreement, as such term is defined below) for each outstanding share of Series D-1 Preferred Stock, provided that such dividends shall be, in each case, payable only when, as and if declared by the Board out of any funds legally available therefor (the "Series D-I Dividend Preference"). For the avoidance of any doubt, (i) any share of Series D-1 Preferred Stock issued after January 10, 2014 shall not be entitled to the Series D-1 Retained Dividends; and (ii) after January 10, 2014 the Series D-1 Preferred Stock shall not accrue any dividends and except as explicitly provided in this Section 1(c)(i) of this Article IV(D) and as set forth in Section 3(c) of this Article IV(D), the Company shall be under no obligation to pay such Series D-1 Dividend Preference. Following the first payment of the Series D-1 Dividend Preference, the holders of Series D-1 Preferred Stock shall not be entitled to additional dividend preference. Except as otherwise provided for, or contemplated, herein, and subject to the foregoing, the Series D-1 Dividend Preference shall be payable in cash. The "Series D-1 Original Issue Price" of the Series D-1 Preferred Stock shall be $5.60 per share (in each case, as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof).
(ii)to the holders of Series D Preferred Stock, (1) non- cumulative dividends in an amount equal to eight percent (8%) of the Series D Original Issue Price (as defined below) on each outstanding share of Series D Preferred Stock (as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof) plus (2) Series D Retained Dividends (as such term is defined in the Sixth Amended and Restated Investor Rights Agreement) for each outstanding share of Series D Preferred Stock, provided that such dividends shall be, in each case, payable only when, as and if declared by the Board out of any funds legally available therefor (the "Series D Dividend Preference"). For the avoidance of any doubt, (i) any share of Series D Preferred Stock issued after January 10, 2014 shall not be entitled to the Series D

Retained Dividends; and (ii) after January 10, 2014 the Series D Preferred Stock shall not accrue any dividends and except as explicitly provided in this Section l(c)(ii) of this Article IV(D) and as set forth in Sections 3(c) and 7(d) of this Article IV(D), the Company shall be under no obligation to pay such Series D Dividend Preference. Following the first payment of the Series D Dividend Preference, the holders of Series D Preferred Stock shall not be entitled to additional dividend preference. Except as otherwise provided for, or contemplated, herein, and subject to the foregoing, the Series D Dividend Preference shall be payable in cash. The "Series D Original Issue Price" of the Series D Preferred Stock shall be $5.33 per share (in each case, as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof).
(d)Until the consummation of a Qualified IPO, after payment of the Series D/D-1 Dividend Preference to holders of Series D Preferred and Series D-1 Preferred, if and to the extent declared by the Board, as provided in Section l(c) of this Article IV(D) above, the holders of Series C Preferred Stock, in preference to the holders of Series B Preferred Stock, Series A Preferred Stock and Common Stock, shall be entitled to receive dividends as follows: (1) non-cumulative dividends in an amount equal to eight percent (8%) of the Series C Original Issue Price (as defined below) on each outstanding share of Series C Preferred Stock (as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof) plus (2) Series C Retained Dividends (as such term is defined in the Sixth Amended and Restated Investor Rights Agreement) for each outstanding share of Series C Preferred Stock, provided that such dividends shall be, in each case, payable only when, as and if declared by the Board out of any funds legally available therefor (the "Series C Dividend Preference"). For the avoidance of any doubt, (i) any share of Series C Preferred Stock issued after January 10, 2014 shall not be entitled to the Series C Retained Dividends; and (ii) after January 10, 2014 hereof the Series C Preferred Stock shall not accrue any dividends and except as explicitly provided in this Section l(d) of Article IV(D) and as set forth in Sections 3(d) and 7(b) of this Article IV(D), the Company shall be under no obligation to pay such Series C Dividend Preference. Following the first payment of the Series C Dividend Preference, the holders of Series C Preferred Stock shall not be entitled to additional dividend preference. Except as otherwise provided for, or contemplated, herein, and subject to the foregoing, the Series C Dividend Preference shall be payable in cash. The "Series C Original Issue Price" of the Series C Preferred Stock shall be US$3.82 per share (in each case, as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof).
(e)Until the consummation of a Qualified IPO, after payment of the Series C Dividend Preference to holders of Series C Preferred, if and to the extent declared by the Board, as provided in Section l(d) of this Article IV(D) above, the holders of Series B Preferred Stock, in preference to the holders of Series A Preferred Stock and Common Stock, shall be entitled to receive dividends as follows: (1) non-cumulative dividends in an amount equal to eight percent (8%) of the Series B Original Issue Price (as defined below) on each outstanding share of Series B Preferred Stock (as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof) plus (2) Series B Retained Dividends (as such term is defined in the Sixth Amended and Restated Investor Rights Agreement) for each outstanding share of Series B Preferred Stock, provided that such dividends shall be, in each case, payable only when, as and if declared by the Board out of any funds legally available therefor (the "Series B Dividend Preference"). For the avoidance of any doubt, (i) any share of Series B Preferred Stock issued after January 10, 2014 shall not be entitled to the Series B Retained Dividends; and (ii) after January 10, 2014 the Series B Preferred Stock shall not accrue any dividends and except as provided in this Section l(e) of Article IV(D) and as explicitly set forth in Sections 3(e) and 7(c) of this Article IV(D), the Company shall be under no obligation to pay such Series B Dividend Preference. Following the first payment of the Series B Dividend Preference, the holders of Series B Preferred Stock shall not be entitled to additional dividend preference. Except as otherwise provided for, or contemplated, herein, and subject to the foregoing, the Series B Dividend Preference shall be payable in cash. The "Series B Original Issue Price" of the Series B Preferred Stock shall be US$2.83038 per share (in each case, as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof).
(f)Until the consummation of a Qualified IPO and so long as any shares of Series F Preferred Stock, Series E Preferred Stock, Series D-1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock are outstanding, the Company shall not pay or declare any dividend, whether in cash or property, or make any other distribution on the Series A Preferred Stock or Common Stock, or

purchase, redeem or otherwise acquire for value any shares of the Series A Preferred Stock or Common Stock until all dividends as set forth in Sections l(a), l(b), l(c), l(d) and l(e) of this Article IV(D) on the Series F Preferred Stock, the Series E Preferred Stock, Series D-1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, respectively, shall have been paid or declared and set apart, except for:
(i)acqms1t10ns of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares at cost (or the lesser of cost or fair market value, as such fair market value is determined in good faith by the Board, including the affirmative vote of at least three (3) of the Preferred Directors (as defined below) (the "Fair Market Value") upon termination of services to the Company;
(ii)acquisitions of Common Stock in exercise of the Company's right of first refusal to repurchase such shares;
(iii)distributions to holders of Common Stock in accordance with Sections 3 and 4 of this Article IV(D); or
(iv)any repurchase or redemption of shares of Common Stock permitted pursuant to the terms and conditions of that certain Repurchase Agreements (as such term is defined in the Series F Purchase Agreement) (the "Stockholder Liquidity") or pursuant to the terms and conditions of that certain Sixth Amended and Restated Investor Rights Agreement, July 22, 2016, by and among the Company and the other parties named therein (the "Sixth Amended and Restated Investor Rights Agreement").
(g)Except as otherwise provided herein, (i) if at any time the Company pays less than the total amount of Series F Dividend Preference with respect to the Series F Preferred Stock, such payment shall be distributed pro rata among the holders thereof, based upon the aggregate Series F Dividend Preference on the shares of Series F Preferred Stock held by each holder; (ii) if at any time the Company pays less than the total amount of Series E Dividend Preference with respect to the Series E Preferred Stock, such payment shall be distributed pro rata among the holders thereof, based upon the aggregate Series E Dividend Preference on the shares of Series E Preferred Stock held by each holder; (iii) if at any time the Company pays less than the total amount of Series DID-1 Dividend Preference with respect to the Series D Preferred Stock and the Series D-1 Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate Series D/D-1 Dividend Preference on the shares of Series D Preferred Stock and Series D-1 Preferred Stock held by each such holder, (iv) if at any time the Company pays less than the total amount of Series C Dividend Preference with respect to the Series C Preferred Stock, such payment shall be distributed pro rata among the holders thereof, based upon the aggregate Series C Dividend Preference on the shares of Series C Preferred Stock held by each such holder; and (v) if at any time the Company pays less than the total amount of Series B Dividend Preference with respect to the Series B Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate Series B Dividend Preference on the shares of Series B Preferred Stock held by each such holder.
(h)In the event that the Company declares or pays any additional dividends upon the Common Stock or the Series Preferred (excluding the shares of Series F Preferred Stock) (in each case, which may be paid only after the Company has paid the preferential dividends described in Sections l(a), l(b), l(c), l(d) and l(e) of this Article IV(D), whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock ("Additional Dividends"), any such Additional Dividends shall be distributed among all holders of the Company's Common Stock (including the holder(s) of the GS Warrant (as defined below) and the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock, in proportion to the number of shares of Common Stock that would be held by each such holder if all outstanding shares of Series Preferred (excluding the shares of Series F Preferred Stock) were converted to Common Stock at the then effective applicable Series Preferred Conversion Rate (as defined below).

(i)The provisions of Sections l(f) and l(h) of this Article IV(D) shall not apply to a dividend payable in Common Stock.
2.VOTING RIGHTS.
(a)General Rights. Each holder of shares of the Series Preferred, other than shares of Series F Preferred Stock (which shares of Series F Preferred Stock shall have no voting rights or any other voting power except as expressly set forth herein or as required by Delaware law, provided that in such event, all of the issued and outstanding shares of Series F Preferred Stock shall entitle the holders thereof to an aggregate (for all such holders) of one (1) vote), shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series Preferred, other than shares Series F Preferred Stock, could be converted (pursuant to Section 5 of this Article IV(D) hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Company. In addition, the holder of the GS Warrant shall be entitled to the number of votes equal to the number of shares of Common Stock into which such GS Warrant is exercisable immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Company. "GS Warrant" shall mean that certain Purchase Warrant for Common Stock issued by the Company to Goldman, Sachs & Co. ("GS") on July 22, 2016, including any warrant that may be issued to any transferee of the GS Warrant or any portion thereof, and any replacement warrant issued in connection therewith, and all such warrants shall be included in the definition of the GS Warrant. Except as otherwise provided herein or as required by law, the Series Preferred (other than shares Series F Preferred Stock (which shall have no voting rights or any other voting power) and the shares of Common Stock underlying the GS Warrant shall vote together with the Common Stock at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the Common Stock. Fractional votes shall not, however, be permitted and any fractional voting rights available on as-converted basis (after aggregating all shares into which shares of Series Preferred (other than shares Series F Preferred Stock) held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).
(b)Series Preferred Protective Provisions. Notwithstanding Section 2(a) above, until the earlier of (i) a Qualified IPO or (ii) such date on which the holders of shares of Series Preferred (excluding the shares of Series F Preferred Stock) no longer hold more than twenty-five percent (25%) of the Company's issued and outstanding capital stock (excluding the shares of Series F Preferred Stock), the Company will not, directly or indirectly, without the affirmative vote or written consent of the holders of a majority of the Series Preferred (excluding the Series F Preferred Stock), then issued and outstanding, voting as a single, separate class on an as-if converted basis, effect or validate the following actions (whether by amendment, merger, recapitalization, consolidation or otherwise):
(i)liquidate, dissolve or wind-up the affairs of the Company, or effect any Acquisition or Asset Transfer;
(ii)create, authorize the creation of or issue any other security convertible into or exercisable for any equity security having rights, preferences or privileges senior to, on parity with or which interfere with the rights, preferences or privileges of the Series E Preferred Stock, or increase the authorized number of shares of Preferred Stock (other than in connection with the creation and issuance of the New Designated Series A-1 Stock, as such term is defined in the Sixth Amended and Restated Investor Rights Agreement);
(iii)purchase or redeem or pay any dividend on any capital stock, provided, however, that this restriction shall not apply to the repurchase of capital stock of the Company (i) from employees, officers, directors, consultants or other persons performing services for the Company upon their termination of service with the Company provided that such repurchase is at the lesser of cost or Fair Market

Value, or (ii) from the holders of Common Stock in accordance with the terms set forth in the Sixth Amended and Restated Investor Rights Agreement;
(iv)create or authorize the creation of any debt security beyond One Hundred Thousand Dollars ($100,000) in the aggregate, other than trade credit incurred in the ordinary course of business;
(v)increase or decrease the size of the Board; or
(vi)permit any of the Company's subsidiaries to do any of the
(c)Series F Protective Provisions. Notwithstanding Section 2(a) above, until the consummation of an IPO pursuant to which the outstanding shares of Series F Preferred Stock are converted into shares of Common Stock, the Company will not, without the affirmative vote or written consent of the holders of at least a majority of the Series F Preferred Stock, then issued and outstanding, voting as a single, separate class, directly or indirectly effect or validate the following actions (whether by amendment, merger, recapitalization, consolidation or otherwise):
(i)any transaction with an affiliate of the Company;
(ii)changes to this certificate of incorporation or by-laws of the Company in a manner that adversely affects the powers, preferences or rights of the Series F Preferred Stock;
(iii)the authorization, incurrence or issuance of any equity senior to or pari passu with the Series F Preferred Stock;
(iv)the authorization, incurrence or issuance of any indebtedness for borrowed money (including all guarantees, debts, negative pledges, liens or leases) in excess of .75x annualized recurring revenue (monthly recurring revenue x 12);
(v)the declaration or payment of any dividend or distribution, or the redemption or acquisition of any equity interests of the Company, other than (a) the payment of dividends on the Series F Preferred Stock or (b) the Stockholder Liquidity or (c) as otherwise permitted under subsections (f)(i)-(f)(iv) of Article D.1 hereof up to a maximum of$3 million in the aggregate with respect to this subsection (c) provided that the foregoing cap shall not apply to repurchases under subsection (f)(iv) of Article D.1 hereof to the extent that any such repurchase is funded by the issuance of shares by the Company for an aggregate price equal to repurchase price to be paid by the Company with respect to any repurchased or redeemed shares;
(vi)any Liquidation Event, Acquisition or Asset Transfer (as defined below) in which the aggregate proceeds received by all holders of the Series F Preferred Stock and all holders of the GS Warrant is less the Minimum Return Amount (as such term is defined below); or
(vii)any public offering except for (A) a Series F Qualified IPO (as such term is defined below) or (B) a public offering which would otherwise satisfy the conditions of a Series F Qualified IPO other than as a result of the Valuation Threshold (as defined below) provided that the equity valuation of the Company is at least US$500,000,000 and, if applicable, the holders of the outstanding shares of Series F Preferred Stock receive the Make Whole Issuance (as defined below).
(d)Series E Protective Provisions. Notwithstanding Section 2(a) above, until the earlier of(i) a Qualified IPO or (ii) such date on which fewer than 1,064,039 shares (as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof) of Series E Preferred Stock issued pursuant to that certain Series E Preferred Stock Purchase Agreement, dated January 10, 2014 (the "Series E Purchase Agreement"), by and among the Company and the other parties named therein are outstanding, the Company will not, without the affirmative vote or written consent of the holders of at least 60% of the Series E Preferred Stock, then issued and outstanding, voting as a single, separate class, directly or indirectly effect or validate the following actions (whether by amendment, merger, recapitalization, consolidation or otherwise): (i) alter, amend or restate any provision of this Eighth Amended and Restated Certificate of Incorporation, the Bylaws of the Company or any of the Related Agreements in any manner that adversely affects the rights, preferences or privileges of the Series E Preferred Stock; and (ii) increase or decrease the number of authorized shares of Series E Preferred Stock.
(e)Series D-1 Preferred and Series D Preferred Protective Provisions.
(i)Series D-1 Protective Provisions. Notwithstanding Section 2(a) above, until the earlier of (i) a Qualified IPO or (ii) such date on which fewer than 178,571 shares (as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof) of Series D-1 Preferred Stock issued pursuant to that certain Series D-1 Preferred Stock Purchase Agreement, dated August 31, 2012, by and among the Company and the other parties named therein are outstanding, the Company will not, without the affirmative vote or written consent of the holders of a majority of the Series D-1 Preferred Stock, then issued and outstanding, voting as a single, separate class, effect or validate the following actions (whether by amendment, merger, recapitalization, consolidation or otherwise): alter, amend or restate any provision of this Eighth Amended and Restated Certificate of Incorporation or the Bylaws of the Company in any manner that adversely affects the rights, preferences or privileges of the Series D-1 Preferred Stock.
(ii)Series D Protective Provisions. Notwithstanding Section 2(a) above, until the earlier of (i) a Qualified IPO or (ii) such date on which fewer than 703,565 shares of Series D Preferred Stock issued pursuant to that certain Series D Preferred Stock Purchase Agreement, dated February 14, 2012, by and among the Company and the other parties named therein are outstanding, the Company will not, without the affirmative vote or written consent of the holders of a majority of the Series D Preferred Stock, then issued and outstanding, voting as a single, separate class, effect or validate the following actions (whether by amendment, merger, recapitalization, consolidation or otherwise): alter, amend or restate any provision of this Eighth Amended and Restated Certificate of Incorporation or the Bylaws of the Company in any manner that adversely affects the rights, preferences or privileges of the Series D Preferred Stock.
(iii)Series C Protective Provisions. Notwithstanding Section 2(a) above, until the earlier of (i) a Qualified IPO or (ii) such date on which fewer than 654,450 shares of Series C Preferred Stock issued pursuant to that certain Series C Preferred Stock Purchase Agreement, dated September 15, 2010, by and among the Company and the other parties named therein are outstanding, the Company will not, without the affirmative vote or written consent of the holders of a majority of the Series C Preferred Stock, then issued and outstanding, voting as a single, separate class, effect or validate the following actions (whether by amendment, merger, recapitalization, consolidation or otherwise): alter, amend or restate any provision of this Eighth Amended and Restated Certificate of Incorporation or the Bylaws of the Company in any manner that adversely affects the rights, preferences or privileges of the Series C Preferred Stock.
(f)Election of Board of Directors.
(i)The Board shall consist of up to eight (8) members. The members of the Board shall be elected as provided in this Section 2(1).
(ii)For so long as the shares of Series A Preferred Stock constitute five percent (5%) or more of the issued and outstanding share capital of the Company (excluding the outstanding shares of Series F Preferred Stock), the holders representing a majority of the Series A Preferred Stock, voting as a single series, separate class, shall be entitled to elect one (1) member (the "Series A Director") of the Board at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.
(iii)For so long as the shares of Series B Preferred Stock constitute five percent (5%) or more of the issued and outstanding share capital of the Company (excluding the outstanding shares of Series F Preferred Stock), the holders representing a majority of the Series B Preferred Stock, voting as a single series, separate class, shall be entitled to elect one (1) member (the "Series B Director") of the Board at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.
(iv)For so long as the shares of Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, together constitute five percent (5%) or more of the issued and outstanding share capital of the Company (excluding the outstanding shares of Series F Preferred Stock), the holders representing a majority of the Series C Preferred Stock, the Series D Preferred Stock and the Series D-1 Preferred Stock, voting together as a separate class and on an as-converted basis, shall be entitled to elect one (1) member (the "Series C/D/D-1 Director") of the Board at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.
(v)For so long as the shares of Series E Preferred Stock constitute five percent (5%) or more of the issued and outstanding share capital of the Company (excluding the outstanding shares of Series F Preferred Stock), the holders representing at least sixty percent (60%) of the Series E Preferred Stock, voting as a single series, separate class, shall be entitled to elect one (1) member (the "Series E Director").
(vi)For so long as the holders of shares of Series F Preferred Stock continue to hold the GS Warrant and such GS Warrant has not expired and is exercisable for at least 30% of the Initial Warrant Shares (as such term is defined in the GS Warrant), the holders representing at least a majority of the Series F Preferred Stock, voting as a single series, separate class, shall be entitled to elect one (1) member (the "Series F Director" and together with the Series A Director, Series B Director, the Series C/DID-1 Director and the Series E Director, the "Preferred Directors") of the Board at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.
(vii)The holders of a majority of the shares Common Stock (excluding the shares of Common Stock issued or issuable upon exercise of the GS Warrant), voting as a separate class, shall be entitled to elect two (2) members of the Board at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.
(viii)The holders of a majority of the shares of Common Stock and Series Preferred (excluding the outstanding shares of Series F Preferred Stock), voting together as a single class and on an as-converted to Common Stock basis, shall be entitled to elect the one (1) independent director with appropriate knowledge and experience in the Company's industry at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.
3.LIQUIDATION RIGHTS.
(a)Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (a "Liquidation Even"), before any distribution or payment shall be made to the holders of any Common Stock or the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock by reason of their ownership thereof, the holders of Series F Preferred Stock at that time outstanding shall be entitled to be paid, by reason of their ownership thereof, out of the assets of the Company legally available for distribution, for each share of Series F Preferred Stock held by them, an amount per share of Series F Preferred Stock equal to the Series F Original Issue Price plus all accrued but unpaid dividends on the Series F Preferred Stock as provided in Section l(a) of this Article IV(D) (the "Series F Liquidation Preference") less any Prepayments (as defined below); provided however, that in the event that the sum of (i) the aggregate amount payable in connection with a Liquidation Event to all holders of Series F Preferred Stock on account of the issued and outstanding shares of

Series F Preferred Stock held thereby; plus (ii) the aggregate amount payable to all holders of the GS Warrant on account of the shares of Common Stock issuable upon exercise of the GS Warrant and to any other stockholder to which the shares of Common Stock issued upon exercise of the GS Warrant (the "GS Issued Warrant Shares") were transferred, on account of the GS Issued Warrant Shares held thereby is less than the greater of(a) US$62,500,000 and (b) an amount representing an internal rate of return to the holders of the Series F Preferred Stock of at least 15% on the Series F Aggregate Purchase Price, in each case, less any amounts paid to the holders of Series FIGS Warrant Redeemed Shares (as such term is defined below) in connection with any redemption pursuant to Section 7(a) of Article IV(D) below (the "Redemption Amounts") and less any Prepayments (the "Minimum Return Amount"), the aggregate Series F Liquidation Preference shall be increased, on a dollar-for-dollar basis, until the sum of (i) the aggregate amount payable in connection with a Liquidation Event to all holders Series F Preferred Stock on account of the shares of Series F Preferred Stock held thereby (as increased pursuant to the terms hereof); plus (ii) the aggregate amount payable in connection with a Liquidation Event to (a) all holders of the GS Warrant on account of the shares of Common Stock issuable upon exercise of the GS Warrant, and (b) and to any other stockholder holding GS Issued Warrant Shares, on account of the GS Issued Warrant Shares held thereby, will equal the Minimum Return Amount. For the purposes hereof, "Series F Aggregate Purchase Price" means an amount equal to US$50,000,000 which is invested in the Company pursuant to that certain Series F Preferred Stock and Warrant Purchase Agreement, dated July 22, 2016 (the "Series F Purchase Agreement").
(b)Until a Qualified IPO and after payment of the Series F Liquidation Preference (as may be increased pursuant to the provisions set forth in Section 3(a) of this Article IV(D) with respect to each share of Series F Preferred Stock then outstanding has been made to the holders of the Series F Preferred Stock pursuant to Section 3(a) of this Article IV(D), upon any Liquidation Event, before any distribution or payment shall be made to the holders of any Common Stock or the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock by reason of their ownership thereof, the holders of Series E Preferred Stock at that time outstanding shall be entitled to be paid, by reason of their ownership thereof, out of the assets of the Company legally available for distribution, for each share of Series E Preferred Stock held by them, an amount per share of Series E Preferred Stock equal to the Series E Original Issue Price plus an amount equal to all declared but unpaid dividends on the Series E Preferred Stock as provided in Section l(b) of this Article IV(D), if and to the extent declared, and less all amounts previously paid to the holders of Preferred E Stock under this Section 3(b) and Section l(b) of this Article IV(D) on such share (the "Preferred E Preference"). If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series E Preferred Stock of the Preferred E Preference, then such assets (or consideration) shall be distributed among the holders of Series E Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive pursuant to this Section 3(b) of this Article IV(D);
(c)Until a Qualified IPO and after payment of the Preferred E Preference with respect to each share of Series E Preferred Stock then outstanding has been made to the holders of the Series E Preferred Stock pursuant to Section 3(b) of this Article IV(D), upon any Liquidation Event, before any distribution or payment shall be made to the holders of any Common Stock or the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock by reason of their ownership thereof, the holders of Series D Preferred Stock and the Series D-1 Preferred Stock, shall be entitled to the following payments which shall be made on a pari passu basis:
(i)The holders of Series D-1 Preferred Stock, at that time outstanding shall be entitled to be paid, by reason of their ownership thereof, out of the assets of the Company legally available for distribution for each share of Series D-1 Preferred Stock held by them, an amount per share of Series D-1 Preferred Stock equal to the Series D-1 Original Issue Price plus an amount equal to the Series D-1 Retained Dividends per share as provided in Section l(c)(i)(2) of this Article IV(D) less all amounts previously paid to the holders of Series D-1 Preferred Stock under this Section 3(c)(i) and Section l(c) of this Article IV(D) on such share (the "Preferred D-1 Preference").
(ii)The holders of Series D Preferred Stock, at that time outstanding shall be entitled to be paid, by reason of their ownership thereof, out of the assets of the Company legally available for distribution for each share of Series D Preferred Stock held by them, an amount per share of Series D Preferred Stock equal to the Series D Original Issue Price plus an amount equal to all Series D Retained Dividends as provided in Section l(c)(ii)(2) of this Article IV(D) less all amounts previously paid to the holders of Series D Preferred Stock under this Section 3(c)(ii) and Section l(c) of this Article IV(D) on such share (the "Preferred D Preference").
(iii)If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series D-1 Preferred Stock and the Series D Preferred Stock of the Preferred D-1 Preference and Preferred D Preference, then such assets (or consideration) shall be distributed among the holders of Series D-1 Preferred Stock and Series D Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive pursuant to this Section 3(c) of this Article IV(D).
(d)Until a Qualified IPO and after payment of the Preferred D-1 Preference and Preferred D Preference with respect to each share of Series D-1 Preferred Stock and Series D Preferred Stock then outstanding has been made to the holders of the Series D-1 Preferred Stock and Series D Preferred Stock pursuant to Section 3(c) of this Article IV(D), upon any Liquidation Event, before any distribution or payment shall be made to the holders of any Common Stock or the holders of Series A Preferred Stock or Series B Preferred Stock by reason of their ownership thereof, the holders of Series C Preferred Stock at that time outstanding shall be entitled to be paid, by reason of their ownership thereof, out of the assets of the Company legally available for distribution for each share of Series C Preferred Stock held by them, an amount per share of Series C Preferred Stock equal to the Series C Original Issue Price plus an amount equal to Series C Retained Dividends as provided in Section l(d) of this Article IV(D), less all amounts previously paid to the holders of Series C Preferred Stock under this Section 3(d) and Section l(d) of this Article IV(D) on such share (the "Preferred C Preference"). If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series C Preferred Stock of the Preferred C Preference, then such assets (or consideration) shall be distributed among the holders of Series C Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive pursuant to this Section 3(d) of this Article IV(D).
(e)Until a Qualified IPO and after payment of the Preferred C Preference with respect to each share of Series C Preferred Stock then outstanding has been made to the holders of the Series C Preferred Stock pursuant to Section 3(d) of this Article IV(D), upon any Liquidation Event, before any distribution or payment shall be made to the holders of any Common Stock or the holders of Series A Preferred Stock by reason of their ownership thereof, the holders of Series B Preferred Stock at that time outstanding shall be entitled to be paid, by reason of their ownership thereof, out of the assets of the Company legally available for distribution for each share of Series B Preferred Stock held by them, an amount per share of Series B Preferred Stock equal to the Series B Original Issue Price plus an amount equal to all Series B Retained Dividends as provided in Section l(d) of this Article IV(D) less all amounts previously paid to the holders of Series B Preferred Stock under this Section 3(e) and Section l(e) of this Article IV(D) on such share (the "Preferred B Preference"). If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series B Preferred Stock of the Preferred B Preference, then such assets (or consideration) shall be distributed among the holders of Series B Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive pursuant to this Section 3(e) of this Article IV(D).
(f)After payment of the Series F Liquidation Preference, with respect to each share of Series F Preferred Stock then outstanding has been made to the holders of the Series F Preferred Stock, the Preferred E Preference with respect to each share of Series E Preferred Stock then outstanding has been made to the holders of the Series E Preferred Stock, the Preferred D-1 Preference and the Preferred D Preference with respect to each share of Series D-1 Preferred Stock and Series D Preferred Stock then outstanding has been made to the holders of the Series D-1 Preferred Stock and Series D Preferred Stock, the Preferred C Preference with respect to each share of Series C Preferred Stock then outstanding has been made to the holders of the Series C Preferred Stock and the Preferred B Preference with respect to each share of Series B Preferred Stock then outstanding has been made to the holders of Series B Preferred Stock pursuant to Sections 3(a), 3(b), 3(c), 3(d) and 3(e), respectively, of this Article IV(D), the holders of the Series A Preferred Stock at that time outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the

Company to the holders of the Common Stock, by reason of their ownership thereof, out of the assets of the Company legally available for distribution, for each share of Series A Preferred Stock held by them an amount equal to the Series A Original Issue Price (as defined below) (the "Preferred A Preference"). If upon any such Liquidation Event, the assets and funds of the Company thus distributed among the holders of Series A Preferred Stock shall be insufficient to make the payment in full to all holders of Series A Preferred Stock of the Preferred A Preference, then the entire assets and funds of the Company legally available for distribution at such time shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive pursuant to this Section 3(f) of this Article IV(D).
(g)Upon distribution of the Series F Liquidation Preference, Preferred E Preference, Preferred D-1 Preference, Preferred D Preference, Preferred C Preference, Preferred B Preference and the Preferred A Preference, all holders of shares of Common Stock, Series E Preferred Stock, Series D-1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock (all on an as-if converted basis) shall be entitled to receive all declared and unpaid dividends on the Common Stock, if any, on a pro rata basis.
(h)After the payment of the full Series F Liquidation Preference, Preferred E Preference, Preferred D-1 Preference, Preferred D Preference, Preferred C Preference, Preferred B Preference and the Preferred A Preference as set forth in Sections 3(a), 3(b), 3(c), 3(d), 3(e) and 3(f) respectively, of this Article IV(D), and of all declared and unpaid dividends on the Common Stock, if any, as set forth in Section 3(g) of this Article IV(D), the remaining assets (or consideration) of the Company legally available for distribution in such Liquidation Event, if any, shall be distributed ratably to the holders of the Common Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock, the holders of Series D-1 Preferred Stock and the holders of Series E Preferred Stock (on an as if converted basis), until:
(i)with respect to the holders of the Series E Preferred Stock, such holders shall have received pursuant to Sections 3(b), 3(g) and 3(h) of this Article IV(D) the Series E Participation Cap;
(ii)with respect to the holders of the Series D-1 Preferred Stock, such holders shall have received pursuant to Sections 3(c), 3(g) and 3(h) of this Article IV(D) the Series D-1 Participation Cap;
(iii)with respect to the holders of the Series D Preferred Stock, such holders shall have received pursuant to Sections 3(c), 3(g) and 3(h) of this Article IV(D) the Series D Participation Cap;
(iv)with respect to the holders of the Series C Preferred Stock, such holders shall have received pursuant to Sections 3(d), 3(g) and 3(h) of this Article IV(D) the Series C Participation Cap;
(v)with respect to the holders of Series B Preferred Stock, such holders shall have received pursuant to Sections 3(e), 3(g) and 3(h) of this Article IV(D) the Series B Participation Cap;
thereafter, the remaining assets (or consideration) of the Company legally available for distribution in such Liquidation Event, if any, shall be ratably distributed to the holders of the Common Stock.
For purposes of this Eighth Amended and Restated Certificate of Incorporation, (i)"Series E Participation Cap" shall mean three (3) times the Series E Original Issue Price; (ii)"Series D-1 Participation Cap" shall mean three (3) times the Series D-1 Original Issue Price; (iii) "Series D Participation Cap" shall mean three (3) times the Series D Original Issue Price; (iv) "Series C Participation Cap" shall mean four (4) times the Series C Original Issue Price; (v) "Series B Participation Cap" shall mean four (4) times the Series B Original Issue Price.

(i)The "Series A Original Issue Price" of each share of the Series A Preferred Stock shall be One Dollar and Eighty Four Cents ($1.84) (as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof).
(j)Notwithstanding the above, for purposes of determining the amount each holder of shares of Series Preferred (excluding the holders of Series F Preferred Stock) is entitled to receive with respect to a Liquidation Event, each such holder of shares of a series of Series Preferred (other than the holders of Series F Preferred Stock) shall be deemed to have converted (regardless of whether such holder actually converted) such holder's shares of such series into shares of Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Series Preferred into shares of Common Stock. If any such holder shall be deemed to have converted shares of Series Preferred into Common Stock pursuant to this Section 3(j) of this Article IV(D) (for the avoidance of doubt, other than the holders of Series F Preferred Stock), then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Series Preferred that have not converted (or have not been deemed to have converted) into shares of Common Stock (for the avoidance of doubt, other than the holders of Series F Preferred Stock). For the avoidance of any doubt, any amount previously distributed to any holder of Series Preferred, including, without limitation, the Series F Liquidation Preference, Preferred E Preference, Preferred D-1 Preference, Preferred D Preference, Preferred C Preference, Preferred B Preference and the Preferred A Preference in accordance with Sections 3(a), 3(b), 3(c), 3(d), 3(e) and 3(f), respectively, of this Article IV(D), and distribution of dividends pursuant to Section 1 of this Article IV(D), shall be taken into account in any calculation or determination of the total amount such holder of Series Preferred is entitled to receive with respect to a Liquidation Event pursuant to this Section 3(i) of Article IV(D).
(k)In the event of a Liquidation Event if any portion of the consideration payable to the stockholders of the Company is placed into escrow and/or is payable to the stockholders of this corporation subject to contingencies (such consideration collectively referred to herein as "Contingent Consideration"), the definitive agreement with respect to such Liquidation Event shall provide that (i) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the "Initial Consideration") shall be allocated among the holders of capital stock of the Company in accordance with Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(f) and 3(h) of this Article IV(D) as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event, after taking into account the application of Section 3(i), and (ii) any Contingent Consideration which becomes payable to the stockholders of the Company shall be allocated among the holders of capital stock of the Company in accordance with Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(f) and 3(h) after taking into account (x) the previous payment of (1) the Initial Consideration and (2) any other Contingent Consideration as part of the same transaction and (y) the application of Section 3(i). For the avoidance of doubt, holders of the Series Preferred shall not be deemed to have converted such Preferred Stock into Common Stock pursuant to Section 3(i) until such time such holders of Series Preferred actually receive as a result of such deemed conversion an amount greater than the amount to which such holders of Series Preferred would otherwise be entitled pursuant to Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(f) and 3(h) of this Article IV(D) had the Series Preferred had not been converted to Common Stock; provided that for the purposes of the application of Section 3(i), the value of the Initial Consideration and any Contingent Consideration shall be determined at the time such Initial Consideration or Contingent Consideration, as applicable, are to be legally distributed to the Company's stockholders as a result of such Liquidation Event.
(l)Amount Deemed Paid or Distributed. The funds and assets deemed paid or distributed to the holders of capital stock of the Company upon any Liquidation Event, Acquisition or Asset Transfer shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Company or the acquiring person, firm or other entity. If the amount deemed paid or distributed under this Section 3 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, as determined in good faith by the Board (including the affirmative vote of at least three (3) Preferred

Directors); provided, however, that the following shall apply. For securities not subject to investment letters or other similar restrictions on free marketability:
(i)if traded on a national securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30- period ending three days prior to the closing of such transaction;
(ii)if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of such transaction; or
(iii)if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board (including the affirmative vote of at least three (3) Preferred Directors).
The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board (including the affirmative vote of at least three (3) Preferred Directors) from the market value as determined pursuant to clauses (i), (ii) and (iii) so as to reflect the approximate fair market value thereof.
(m)Prepayment. Notwithstanding the foregoing, subject to the Company having at least cumulative US$5,000,000 unrestricted, free cash flow at any twelve month consecutive period ending at such time, and the Company operating on a forward budget that does not show for at least 8 months out of the twelve month consecutive period starting from such time a negative net cash bum, the Company may prepay any amounts payable to the holders of Series F Preferred Stock, including without limitation, any accrued dividends pursuant to Section l(a) of this Article IV(D) above and any portion of aggregate Series F Liquidation Preference, provided that such payments are in increments of at least US$5,000,000 (with respect to such payments on account of all shares of Series F Preferred Stock, in the aggregate). Any such prepayment amount, together with any amount previously distributed to any holder Series F Preferred Stock in accordance with Sections 3(a) and/or pursuant to Section I of this Article IV(D) shall be referred to as a "Prepayment".
4.ASSET TRANSFER OR ACQUISITION RIGHTS.
(a)In the event that the Company is a party to an Acquisition or Asset Transfer (as hereinafter defined), then each holder of Series Preferred shall be entitled to receive, for each outstanding share of Series Preferred then held, out of the proceeds of such Acquisition or Asset Transfer, the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event pursuant to Section 3 of this Article IV(D).
(b)For the purposes of this Section 4: (i) "Acquisition" shall mean (x) any consolidation or merger of the Company or a wholly owned subsidiary of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (y) any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred; provided that an Acquisition shall not include any transaction or series of related transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof occurs; and (ii)"Asset Transfer" shall mean a sale, transfer, grant of an exclusive license to all or substantially all of the Company's material intellectual property rights (which has the same effect or economic impact as the disposition or a sale of all or substantially all of the assets of the Company) or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole (or, if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by one or more subsidiaries, the sale or disposition (whether by consolidation, merger, conversion or otherwise) of such subsidiaries of the Company) except where such sale, transfer, grant of an exclusive license or other disposition is to a wholly owned subsidiary of the Company.
5.CONVERSION RIGHTS.
The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the "Conversion Rights"):
(a)Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Series Preferred (excluding the Series F Preferred Stock) may, at the option of the holder thereof, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred (excluding the Series F Preferred Stock) shall be entitled upon conversion shall be the product obtained by multiplying the applicable "Series Preferred Conversion Rate" then in effect (determined as provided in Section 5(b) of this Article IV(D) by the number of shares of Series Preferred being converted. Notwithstanding anything to the contrary herein, the Series F Preferred Stock shall be converted into shares of Common Stock only in accordance with the terms and subject to the conditions set forth in Section 5(k)(i)(G) of this Article IV(D).
(b)Series Preferred Conversion Rate. The applicable conversion rate in effect at any time for conversion of the Entitled Series Preferred (as such term is defined below) (each a "Series Preferred Conversion Rate") shall be the quotient obtained by dividing either the Series A Original Issue Price, in the case of the conversion of the shares of Series A Preferred Stock, the Series B Original Issue Price, in the case of the conversion of the shares of the Series B Preferred Stock, the Series C Original Issue Price, in the case of the conversion of the shares of the Series C Preferred Stock, the Series D Original Issue Price, in the case of the conversion of the shares of the Series D Preferred Stock, the Series D-1 Original Issue Price, in the case of the conversion of the shares of the Series D-1 Preferred Stock, the Series E Original Issue Price, in the case of the conversion of the shares of the Series E Preferred Stock, by the Applicable Series Preferred Conversion Price (as defined below), calculated as provided in Section 5(c) of this Article IV(D).
(c)Applicable Series Preferred Conversion Price. The conversion price for the Series A Preferred Stock (the "Series A Conversion Price") shall initially be the Series A Original Issue Price, the conversion price for the Series B Preferred Stock (the "Series B Conversion Price") shall initially be the Series B Original Issue Price, the conversion price for the Series C Preferred Stock (the "Series C Conversion Price") shall initially be the Series C Original Issue Price, the conversion price for the Series D Preferred Stock (the "Series D Conversion Price") shall initially be the Series D Original Issue Price, the conversion price for the Series D-1 Preferred Stock (the "Series D-1 Conversion Price") shall initially be the Series D-1 Original Issue Price, and the conversion price for the Series E Preferred Stock (the "Series E Conversion Price") shall initially be the Series E Original Issue Price (the Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price, the Series D Conversion Price, the Series D-1 Conversion Price and the Series E Conversion Price, each an "Applicable Series Preferred Conversion Price"). Such initial Applicable Series Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 5 of this Article IV(D). All references to the Applicable Series Preferred Conversion Price herein shall mean the Applicable Series Preferred Conversion Price as so adjusted.
(d)Mechanics of Conversion. Each holder of Entitled Series Preferred who desires to convert the same into shares of Common Stock pursuant to Section 5(a) of this Article IV(D) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Entitled Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Entitled Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash (at the Common Stock's fair market value determined by the Board as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Entitled Series Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Entitled Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. Except as stated in Section 5(k) below, if the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, or equivalent securities laws of other jurisdiction, the conversion, unless otherwise designated by the holder, will be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series Preferred shall not be deemed to have converted such Series Preferred until immediately prior to the closing of such sale of securities.
(e)Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the date that the first share of Series F Preferred Stock is issued (the "Original Issue Date") the Company effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series Preferred, the Applicable Series Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Company combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series Preferred, the Series Applicable Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) of this Article IV(D) shall become effective at the close of business on the date the subdivision or combination becomes effective. For the avoidance of any doubt, the adjustments under this Section 5(e) shall not apply to the Series F Preferred Stock.
(f)Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Original Issue Date the Company pays to holders of Common Stock (including to the holder(s) of the GS Warrant) a dividend or other distribution in additional shares of Common Stock without a corresponding dividend or other distribution to holders of Series Preferred, the Applicable Series Preferred Conversion Price then in effect shall be decreased as of the time of such issuance, as provided below:
(i)The Applicable Series Preferred Conversion Price shall be adjusted by multiplying the Applicable Series Preferred Conversion Price then in effect by a fraction equal to:
(1)the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and
(2)the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;
(ii)If the Company fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Applicable Series Preferred Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and
(iii)If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Applicable Series Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Applicable Series Preferred Conversion Price shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution. Notwithstanding the foregoing and for the avoidance of any doubt, the adjustments under this Section 5(f) shall not apply to the Series F Preferred Stock.
(g)Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Original Issue Date the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4 of this Article IV(D) or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5 of this Article IV(D), in any such event each holder of Series Preferred shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 of this Article IV(D) with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 5 of this Article IV(D) (including adjustment of the Applicable Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of such Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable. Notwithstanding the foregoing and for the avoidance of any doubt, the adjustments under this Section 5(g) shall not apply to the Series F Preferred Stock.
(h)Sale of Shares Below Applicable Series Preferred Conversion Price.
(i)If at any time or from time to time on or after the Original Issue Date but prior to a Qualified IPO and for so long as the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock (for the purposes of this Section 5 of this Article IV(D), the "Entitled Series Preferred"), remain outstanding, the Company issues or sells, or is deemed by the express provisions of this Section 5(h) of this Article IV(D) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 5(e), 5(f) or 5(g) of this Article IV(D), for an Effective Price (as defined below) less than a then effective Applicable Series Preferred Conversion Price of the applicable Entitled Series Preferred, then and in each such case, if applicable, the then existing Applicable Series Preferred Conversion Price of the applicable Entitled Series Preferred shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Applicable Series Preferred Conversion Price for such Entitled Series Preferred in effect immediately prior to such issuance or sale by a fraction equal to:
(1)the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such then-existing Applicable Series Preferred Conversion Price, and
(2)the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.
For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of(A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date (in each case, excluding shares of Common Stock issuable upon conversion of the Series F Preferred Stock).
(ii)For the purpose of making any adjustment required under this Section 5(h), the aggregate consideration received by the Company for any issue or sale of securities (the "Aggregate Consideration") shall be defined as: (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in a manner consistent with Section 3(1) of this Article IV(D), and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board (including the affirmative vote of at least three (3) Preferred Directors) to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.
(iii)For the purpose of the adjustment required under this Section 5(h), if the Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than an Applicable Series Preferred Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:
(1)in the case of such rights or options, the mm1mum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and
(2)in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.
(3)If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced overtime or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.
(4)No further adjustment of the Applicable Series Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Applicable Series Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Applicable Series Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

(iv)For the purpose of making any adjustment to the Applicable Series Preferred Conversion Price of the Entitled Series Preferred required under this Section 5(h), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(h), other than:
(1)shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary of the Company, pursuant to (A) stock purchase, (B) stock option plans or (C) other arrangements that are approved by the Board (including the affirmative vote of at least three (3) Preferred Directors);
(2)stock issued or issuable pursuant to any rights, agreements, options, debentures, warrants or convertible securities outstanding as of the Original Issue Date;
(3)any equity securities issued in connection with bona fide business acquisition of or by the Company (or any subsidiary of the Company), whether by merger, consolidation, acquisition, sale of assets, sale or exchange of stock, acquisition, strategic alliance or similar business combination approved by the Board (including the affirmative vote of at least three (3) Preferred Directors);
(4)any equity securities issued upon conversion of Preferred Stock or as a dividend or distribution on the Preferred Stock;
(5)any equity securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, loan or credit arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board (including the affirmative vote ofat least three (3) Preferred Directors);
(6)any equity securities that are issued by the Company in an initial public offering of the Company's shares (an "IPO");
(7)any equity securities issued by the Company to strategic investor with the approval of the Board (including the affirmative vote of at least three (3) Preferred Directors);
(8)any event for which adjustment is made pursuant to Sections 5(e), 5(f) and 5(g) of this Article IV(D);
(9)any equity securities that are issued by the Company pursuant to the terms and conditions of the Series F Purchase Agreement and the GS Warrant; and
(10)any shares of the New Designated Series A-1 Stock (as defined in the Sixth Amended and Restated Investor Rights Agreement) that are issued and/or sold by the Company pursuant to the terms and conditions of that certain Sixth Amended and Restated Investor Rights Agreement at a price per share that is equal to US $1.84 or more.
References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(h). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient equal to (i) the Aggregate Consideration received, or deemed to have been received by the Company for issuance under this Section 5(h), for such Additional Shares of Common Stock divided by (ii) the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5(h). In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

(i)Certificate of Adjustment. In each case of an adjustment or readjustment of an Applicable Series Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Entitled Series Preferred, if the Entitled Series Preferred is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall, upon request, prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Entitled Series Preferred so requesting at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Applicable Series Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Entitled Series Preferred. Failure to request or provide such notice shall have no effect on any such adjustment.
(j)Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4 of this Article TV(D) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 4 of this Article IV(D), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least twenty (20) days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the holders of a majority of the outstanding Series Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.
(k)Automatic Conversion.
(i)Each share of the applicable series of Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Applicable Series Preferred Conversion Price, immediately upon the earliest of:
(A)in the case of the Series A Preferred Stock, at any time upon the affirmative election of the holders of a majority of the outstanding shares of the Series A Preferred Stock,
(B)in the case of the Series B Preferred Stock, at any time upon the affirmative election of the holders of a majority of the outstanding shares of the Series B Preferred Stock,
(C)in the case of the Series C Preferred Stock, at any time upon the affirmative election of the holders of a majority of the outstanding shares of the Series C Preferred Stock,
(D)in the case of the Series D Preferred Stock and Series D-1 Preferred Stock, at any time upon the affirmative election of the holders of a majority of the outstanding shares of the Series D Preferred Stock and Series D-1 Preferred Stock, voting together as a single class on an as-if-converted basis,
(E)in the case of the Series E Preferred Stock, at any time upon the affirmative election of the holders of at least 60% of the outstanding shares of the Series E Preferred Stock,

(F)in the case of all of the shares of Series Preferred (excluding the Series F Preferred Stock), upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or securities laws of other jurisdiction, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least two (2) times the Series E Original Issue Price, (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least thirty million dollars (US$30,000,000) (a "Qualified IPO"),
(G)in the case of all of the shares of Series F Preferred Stock, subject to Sections 5(k)(i)(G)(l) and (2) below, upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least thirty million dollars (US$30,000,000); (ii) the per share price of the shares of Common Stock represents a Company equity valuation of at least US$650,000,000 (the "Valuation Threshold"), and (iii) the shares of Common Stock of the Company are listed for trading on the New York Stock Exchange or the NASDAQ National Market (a "Series F Qualified IPO"); provided, that in the event that such offering does not qualify as a Series F Qualified IPO solely by reason of not satisfying the requirement set forth in the foregoing clause (ii), then so long as (A) the per share price of the shares of Common Stock represents a Company equity valuation of at least US$500,000,000 and (B) the holders of the outstanding shares of Series F Preferred Stock receive the Make Whole Issuance (as set forth in Section 5(k)(i)(G)(l) below), then such offering shall be deemed to be a "Series F Qualified IPO" for all purposes under this Eighth Amended and Restated Certificate of Incorporation.
(1)The number of shares of Common Stock into which the shares of Series F Preferred Stock shall be converted pursuant to Section 5(k)(i)(G) will equal such number of shares of Common Stock (or such other security into which shares of Common Stock are reclassified, exchanged for, substituted or otherwise altered) (the "IPO Common Shares") with an aggregate value equal to the aggregate Series F Liquidation Preference (subject to any Prepayments), calculated as of immediately prior to the effectiveness of the applicable registration statement assuming a value per share of the shares of Common Stock in the Series F Qualified IPO equal to (a) the midpoint of the filing price range of the underwriter, multiplied by (b) 102% (the sum of the foregoing equation, the "Estimated Offering Price"); provided that in the event that the Company's first firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a) does not qualify as a Series F Qualified IPO solely by reason of such public offering not satisfying the Valuation Threshold requirement set forth in Section 5(k)(i)(G)(ii), and (b) covers the offer and sale of Common Stock for the account of the Company at a per share price representing a Company equity valuation of at least US$500,000,000, then the number of shares of Common Stock into which the shares of Series F Preferred Stock shall be converted pursuant to Section 5(k)(i)(G) will equal such number of IPO Common Shares with an aggregate value equal to the number of shares into which the Series F Preferred Stock would have converted had the Valuation Threshold requirement been satisfied (and, for the avoidance of doubt, such number of shares of Common Stock shall have an aggregate value equal to at least the aggregate Series F Liquidation Preference (subject to any Prepayments) (such increase in the number of shares of Common Stock, the "Make Whole Issuance"), calculated as of immediately prior to the effectiveness of the applicable registration statement assuming a value per share of the shares of Common Stock in the offering equal to the Estimated Offering Price.
(2)In the event that the applicable Estimated Offering Price is less than the applicable actual final public offering price (the "Actual Price"), the holders of Series F Preferred Stock, on a pro rata basis, shall pay, within three days of the closing of the applicable offering, an amount in cash to the Company, equal to (l)(x) the Actual Price minus (y) the Estimated Offering Price, multiplied by (2) the number of IPO Common Shares, and (b) in the event that the Estimated Offering Price is more than the Actual Price, the Company shall pay, within three days of the closing of such offering, an amount in cash to holders of Series F Preferred Stock, on a pro rata basis, equal to (l)(x) the Estimated Offering Price minus (y) the Actual Price, multiplied by (2) the number of IPO Common Shares.
(ii)Upon the occurrence of either of the events specified in Section 5(k)(i) of this Article IV(D), the outstanding shares of series A Preferred Stock, Series B Preferred Stock, Series C Preferred

Stock, Series D Preferred Stock, Series D-1 Preferred Stock and/or Series E Preferred Stock, as the case may be, and, subject to the conditions set forth in Section 5(k)(i)(G) of this Article IV(D), the Series F Preferred Stock, shall be converted automatically without any further action by such holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock and/or Series F Preferred Stock, as the case may be, the holders of such Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for such Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock and/or Series F Preferred Stock, as the case may be, surrendered were convertible on the date on which such automatic conversion occurred.
(l)Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (as determined by the Board) on the date of conversion.
(m)Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
(n)Notices. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.
6.RESERVED.
7.REDEMPTIONS.
(a)Series F Preferred Stock and GS Warrant.
(i)Redemptions upon Request. At any time after the fifth anniversary of the Original Issue Date, (a) the holders of a majority of the then issued and outstanding shares of Series F Preferred Stock may request the redemption of all or any part of the Series F Preferred Stock (the "Series F Redemption Request"); and (b) the holder(s) of the GS Warrant may request the redemption of all or any part of the GS Warrant

(the "GS Warrant Redemption Request"), in each case by delivering written notice of such request to the Company and in the case of the GS Redemption Request, by surrendering the GS Warrant (or any portion thereof to be so redeemed). Within five (5) business days after receipt of any such request, the Company shall give written notice of such request to all other holders of Series F Preferred Stock, if any and/or to the holder(s) of the GS Warrant (to the extent such holder(s) are not the holder(s) Series F Preferred Stock), as applicable, and to the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock. The Company shall redeem, unless prohibited by Delaware law governing distributions to stockholders, all shares of Series F Preferred Stock (other than any Series F Excluded Shares, as defined below) and the GS Warrant (other than any Excluded GS Warrant Shares, as defined below), at a price per share, with respect to each applicable share of Preferred F Stock, equal to the Series F Liquidation Preference (minus any Prepayments) (which shall be applied pro rata across all outstanding shares of Series F Preferred Stock as of the time of any such Prepayments), such per share price being referred to as the "Series F Redemption Price", and with respect to the GS Warrant, at the Warrant Redemption Price (as such term is defined in the GS Warrant). Notwithstanding the foregoing, upon any redemption of the GS Warrant and/or the shares of Series F Preferred Stock, the ratio between the GS Warrant to be redeemed (calculated based upon the shares of Common Stock underlying the GS Warrant to be redeemed) and the shares of Series F Preferred Stock to be redeemed shall be in the same proportion as the aggregate shares of Common Stock underlying the GS Warrant and the aggregate shares of Series F Preferred Stock then held by such holder of shares of Series F Preferred Stock and/or holder of the GS Warrant. For the purposes hereof, the term "Redemption Value" means an amount equal to the sum of (i) the number of shares of Series F Preferred Stock being redeemed hereunder multiplied by the Series F Redemption Price, plus (ii) the aggregate Warrant Redemption Price. Notwithstanding the foregoing, in the event the aggregate Redemption Value for all shares of Series F Preferred Stock and the GS Warrant that are redeemed under any specific Series F Redemption Request and/or GS Warrant Redemption Request (such shares and GS Warrant, the "Series FIGS Warrant Redeemed Shares") is less than the respective portion of the Minimum Return Amount that is applicable to the Series FIGS Warrant Redeemed Shares as of such applicable date (calculated based on the percentage that the Series FIGS Warrant Redeemed Shares represent out of all of the issued and outstanding Series F Preferred Stock and all of the shares of Common Stock underlying the GS Warrant (including any Series F Preferred Stock and the shares of Common Stock underlying the GS Warrant which were previously redeemed by the Company), the Redemption Value shall be increased on a dollar for dollar basis in order for the Redemption Value for all shares of Series FIGS Warrant Redeemed Shares, to equal such respective portion of the Minimum Return Amount. Any such redemption shall be effected in a manner so as to equitably effect the redemption of the applicable portion of the Series F Preferred Stock and GS Warrant being redeemed in such redemption and the calculation of the applicable portion of the Minimum Return Amount. If the Company receives, on or prior to the twentieth (20th business day after receipt of the Series F Redemption Request or the GS Warrant Redemption Request written notice from a holder of Series F Preferred Stock or the holder of the GS Warrant that such holder elects to be excluded, in whole or in part, from the redemption provided for in this Section 7(a) of this Article IV(D), then the shares of Series F Preferred Stock or portion of the GS Warrant being so excluded, as applicable, shall thereafter be deemed to be "Series F Excluded Shares" or "Excluded GS Warrant Shares", as applicable. Series F Excluded Shares and the Excluded GS Warrant Shares shall not be redeemed or redeemable pursuant to this Section 7(a) of this Article IV(D). In the event the holders of Series F Preferred Stock and/or the holders of the GS Warrant receive a Series B Redemption Notice and/or Series C Redemption Notice and/or Series D/D-1 Redemption Notice and/or Series E Redemption Notice (as such terms are defined below), then such holders of Series F Preferred Stock and the holders of the GS Warrant shall be entitled to exercise the rights granted in this Section 7(a) of this Article IV(D), on a pari passu basis among themselves, prior and in preference to the rights granted to any other holders of Series Preferred under Section 7 of this Article IV(D), provided that such rights are exercised by the holders of Series F Preferred Stock and the holders of the GS Warrant within ten (10) days after the date of the applicable redemption notice. Subject to the other provisions of this Section 7(a), the applicable Redemption Value shall be payable to the applicable holders of Series F Preferred Stock and/or the holders of the GS Warrant in immediately available funds on the 60th day immediately following the Series F Redemption Request or the GS Warrant Redemption Request or such earlier date as is mutually acceptable to the Company and applicable the holders of Series F Preferred Stock and/or the holders of the GS Warrant (the relevant date above, the "Redemption Payment Date").
(ii)If, on a Redemption Payment Date, Delaware law governing distributions to stockholders prevents the Company from redeeming the total number of shares of Series F Preferred

Stock and the shares of Common Stock underlying the GS Warrant to be redeemed, those funds consistent with such law shall be used to redeem the maximum possible number of shares of Series F Preferred Stock and the GS Warrant, on a pro rata basis, based upon the amount due to each such holder pursuant to this Section 7(a) of this Article IV(D). At any time thereafter when Delaware law governing distributions to stockholders does not prohibit the redemption of shares of Series F Preferred Stock and the shares of Common Stock underlying the GS Warrant, such funds shall immediately be used to redeem the balance of the shares of Series F Preferred Stock and the GS Warrant that it has not redeemed.
(iii)In addition to any other rights or remedies existing at law or in equity, if for any reason the Company does not timely pay the applicable Redemption Value in full on or before the applicable Redemption Payment Date, then on the day immediately following the Redemption Payment Date, all of the rights heretofore with respect to the redemption of the Series FIGS Warrant Redeemed Shares and the payment with respect thereto shall convert, automatically and irrevocably and without any further action or acknowledgment on the part of the Company or the applicable holders of Series F Preferred Stock and/or the holder of the GS Warrant, into an obligation of the Company to pay to the applicable holders of Series F Preferred Stock and/or the holder of the GS Warrant, on demand (or at such other time described below), an amount equal to the Unpaid Redemption Amount (as such term is defined below), together with accrued interest (based on a 365-day year) on the unpaid principal amount thereof at five percent (5%) per annum, with interest payable-in-kind, compounding quarterly, until the maturity thereof. The rate of interest payable on the Unpaid Redemption Amount shall increase by one percent (1%) as of the end of each three (3) month period following the end of Redemption Payment Date until the Unpaid Redemption Amount is paid or prepaid in full or until such interest rate reaches the maximum rate permitted by applicable law and the rate of interest shall automatically be reduced to the maximum rate permitted by applicable law for any period where it would otherwise be in excess thereof (it being acknowledged that nothing in this Section 7(a) shall require the Company to pay interest at a rate in excess of the maximum rate permitted by applicable law). "Unpaid Redemption Amount" means the aggregate amount of the unpaid portion of the Redemption Value, together with accrued interest thereon, as determined in accordance with Section 7(a)(iii). Without limiting the right of the holders of Series F Preferred Stock and the holder of the GS Warrant to receive the applicable portion of the Unpaid Redemption Amount on demand, the entire Unpaid Redemption Amount may be paid by the Company at any time without premium or penalty, but in any event shall be immediately due and payable upon the occurrence of any Acquisition or Asset Purchase or IPO.
(b)Series C Preferred Stock and Series E Preferred Stock.
(i)Redemptions upon Request. At any time after the fifth anniversary of the Original Issue Date, (i) the holders of at least twenty (20%) of the then issued and outstanding shares of Series C Preferred Stock may request the redemption of all of the Series C Preferred Stock then outstanding by delivering written notice of such request to the Company (the "Series C Redemption Request") and (ii) the holders of at least sixty percent (60%) of the then issued and outstanding shares of Series E Preferred Stock may request the redemption of all of the Series E Preferred Stock then outstanding by delivering written notice of such request to the Company (the "Series E Redemption Request"). Within five (5) business days after receipt of either such request, the Company shall give written notice of such request to all other holders of Series C Preferred Stock and Series E Preferred Stock and holders of Series B Preferred Stock and Series D Preferred Stock and Series D-1 Preferred Stock and Series F Preferred Stock and the holder of the GS Warrant (the "Series C/E Redemption Notice"). The Company shall redeem, in three annual installments, out of funds lawfully available therefore, on a pari passu basis among the holders of Series C Preferred Stock and/or Series E Preferred Stock, as applicable, all shares of Series C Preferred Stock and Series E Preferred Stock, as applicable (other than any Series C Excluded Shares and Series E Excluded Shares, as such terms are defined below), with the first of such installments occurring within twenty (20) business days after receipt of the initial Series C Redemption Request or Series E Redemption Request, as applicable, at a price per share equal to (i) the Preferred C Preference amount with respect to shares of Series C Preferred Stock or (ii) the Preferred E Preference amount with respect to shares of Series E Preferred Stock, such applicable per share price being referred to as the "Series C/E Redemption Value". The date of each such installment shall be referred to herein as a "Series C/E Redemption Date". If the Company receives, on or prior to the twentieth (20) business day after the receipt of the initial Series C Redemption Request or Series E Redemption Request, as applicable, written notice from a holder of Series C Preferred Stock or Series E Preferred Stock, as

applicable that such holder elects to be excluded from the redemption provided for in this Section 7(b) of this Article IV(D), then the shares of Series C Preferred Stock or Series E Preferred Stock, as applicable, registered on the books of the Company in the name of such holder at the time of the Company's receipt of such notice shall thereafter be deemed to be "Series C Excluded Shares" or Series E Excluded Shares", as the case may be. In the event of a Series C Redemption Request, the Series C Excluded Shares, and in the event of a Series E Redemption Request, the Series E Excluded Shares, shall not be redeemed or redeemable pursuant to this Section 7(b) of this Article IV(D), whether on such Series C/E Redemption Date or thereafter. For purposes of clarity, in the event there has occurred a (i) Series C Redemption Request but not a Series E Redemption Request, the holders of Series E Preferred Stock may thereafter submit a Series E Redemption Request in accordance with the terms and subject to the conditions of this Section 7(b) of this Article IV(D) and none of the Series E Preferred Stock shall be deemed as Series E Excluded Shares unless, with regard to any holder(s) of Series E Preferred Stock, such holder(s) elects to participate in the Series C Redemption Request in which event such Series E Preferred Stock shall be redeemed together with the Series C Preferred Stock in accordance with this Section 7(b), or (ii) Series E Redemption Request but not a Series C Redemption Request, the holders of Series C Preferred Stock may thereafter submit a Series C Redemption Request in accordance with the terms and subject to the conditions of this Section 7(b) of this Article IV(D) and none of the Series C Preferred Stock shall be deemed as Series C Excluded Shares unless, with regard to any holder(s) of Series C Preferred Stock, such holder(s) elects to participate in the Series E Redemption Request in which event such Series C Preferred Stock shall be redeemed together with the Series E Preferred Stock in accordance with this Section 7(a). In the event the holders of Series C Preferred Stock and Series E Preferred Stock receive a Series B Redemption Notice and/or Series D/D-1 Redemption Notice (as such terms are defined below) from the Company with respect to Series B Redemption Request and/or Series D/D-1 Redemption Request (as such terms are defined below) delivered by holders of Series B Preferred Stock and/or holders of Series D/D-1 Preferred Stock, as the case may be, then such holders of Series C Preferred Stock and Series E Preferred Stock shall be entitled to exercise the rights granted in this Section 7(b) of this Article IV(D), on a pari passu basis among themselves, prior and in preference to the rights granted to the holders of Series B Preferred Stock and Series D/D-1 Preferred Stock in Sections 7(c) and 7(d) of this Article IV(D), as applicable, provided that such rights are exercised by the holders of Series C Preferred Stock and/or Series E Preferred Stock within ten (10) days after the date of such Series B Redemption Notice and/or Series D/D-1 Redemption Notice, as applicable.
(ii)Redemption Payments. For each share of Series C Preferred Stock and Series E Preferred Stock, as the case may be, to be redeemed hereunder, the Company shall be obligated, subject to the terms and conditions set forth herein, on each Series C/E Redemption Date to pay to the holder thereof(upon surrender by such holder at the Company's principal office of the certificate representing one-third (1/3) of such holders' shares of Series C Preferred Stock or Series E Preferred Stock, as applicable) an amount in cash in immediately available funds equal to one-third (1/3) of the applicable Series C/E Redemption Value. On each of the first Series C/E Redemption Date, the first anniversary of the first Series C/E Redemption Date, and the second anniversary of the first Series C/E Redemption Date, the holders' of shares of Series C Preferred Stock and Series E Preferred Stock, as the case may be, shall present one-third (1/3) of the shares of Series C Preferred Stock and Series E Preferred Stock, as the case may be, held by such holder as of the date of the Series C/E Redemption Request. If Delaware law governing distributions to stockholders prevents the Company from redeeming the total number of shares of Series C Preferred Stock and/or Series E Preferred Stock to be redeemed on such Series C/E Redemption Date (or any portion thereof), those funds consistent with such law shall be used to redeem the maximum possible number of shares of Series C Preferred Stock and/or Series E Preferred Stock on a pro rata pari passu basis among the holders of the shares of Series C Preferred Stock and/or Series E Preferred Stock to be redeemed based upon the amount due to each such holder pursuant to this Section 7(b) of this Article IV(D). At any time thereafter when Delaware law governing distributions to stockholders does not prohibit the redemption of shares of Series C Preferred Stock and/or Series E Preferred Stock, as applicable, such funds shall immediately be used to redeem the balance of the shares of Series C Preferred Stock and/or Series E Preferred Stock that it has not redeemed.
(c)Series B Preferred Stock.
(i)Redemptions upon Request. At any time after the fifth anniversary of the Original Issue Date, the holders of at least thirty (30%) of the then issued and outstanding shares of Series B Preferred Stock may request the redemption of all of the Series B Preferred Stock by delivering written notice of such request to the Company (the "Series B Redemption Request"). Within five (5) business days after receipt of such request, the Company shall give written notice of such request to all other holders of Series B Preferred Stock and holders of Series C Preferred Stock and Series D Preferred Stock and Series D-1 Preferred Stock, Series E Preferred Stock and Series F Preferred Stock and the holder of the GS Warrant (the "Series B Redemption Notice"). The Company shall redeem, in three annual installments, out of funds lawfully available therefore, all shares of Series B Preferred Stock (other than any Series B Excluded Shares, as defined below), with the first of such installments occurring within twenty (20) business days after receipt of the initial Series B Redemption Request, at a price per share equal to the Preferred B Preference amount, such per share price being referred to as the "Series B Redemption Value". The date of each such installment shall be referred to herein as a "Series B Redemption Date". If the Company receives, on or prior to the twentieth (20th business day after receipt of the initial Series B Redemption Request, written notice from a holder of Series B Preferred Stock that such holder elects to be excluded from the redemption provided for in this Section 7(c) of this Article IV(D), then the shares of Series B Preferred Stock registered on the books of the Company in the name of such holder at the time of the Company's receipt of such notice shall thereafter be deemed to be "Series B Excluded Shares". Series B Excluded Shares shall not be redeemed or redeemable pursuant to this Section 7(c) of this Article IV(D), whether on such Series B Redemption Date or thereafter. In the event that the holders of Series C Preferred Stock and/or Series E Preferred Stock elect to exercise the rights granted under Section 7(b) of this Article IV(D) within ten (10) days after the date of the Series B Redemption Notice, the rights granted in Section 7(b) of this Article IV(D) shall be prior and in preference to the rights granted to the holders of Series B Preferred Stock in this Section 7(c) of this Article IV(D). In the event that holders of Series B Preferred Stock receive a Series D/D-1 Redemption Notice from the Company with respect to Series DID-1 Redemption Request delivered by the holders of Series DID-1 Preferred Stock, pursuant to which such holders elect to exercise their redemption rights granted under Section 7(d) of this Article IV(D), then such holders of Series B Preferred Stock shall be entitled to exercise the rights granted to such holders in this Section 7(c) of this Article IV(D) prior and in preference to the rights granted to the holders of Series DID- 1 Preferred Stock in Section 7(d) of this Article IV(D); provided that such rights are exercised by the holders of Series B Preferred Stock within ten (10) days after the date of such Series D/D-1 Redemption Notice.
(ii)Redemption Payments. For each share of Series B Preferred Stock to be redeemed hereunder, the Company shall be obligated, subject to the terms and conditions set forth herein, on each Series B Redemption Date to pay to the holder thereof (upon surrender by such holder at the Company's principal office of the certificate representing one-third (1/3) of such holders' shares of Series B Preferred Stock) an amount in cash in immediately available funds equal to one-third (113) of the Series B Redemption Value. On each of the first Series B Redemption Date, the first anniversary of the first Series B Redemption Date, and the second anniversary of the first Series B Redemption Date, the holders' of shares of Series B Preferred Stock shall present one-third (113) of the shares of Series B Preferred Stock held by such holder as of the date of the Series B Redemption Request. If Delaware law governing distributions to stockholders prevents the Company from redeeming the total number of shares of Series B Preferred Stock to be redeemed on such Series B Redemption Date (or any portion thereof), those funds consistent with such law shall be used to redeem the maximum possible number of shares of Series B Preferred Stock pro rata among the holders of the shares of Series B Preferred Stock to be redeemed based upon the amount due to each such holder pursuant to this Section 7(c) of this Article IV(D). At any time thereafter when Delaware law governing distributions to stockholders does not prohibit the redemption of shares of Series B Preferred Stock, such funds shall immediately be used to redeem the balance of the shares of Series B Preferred Stock that it has not redeemed.
(d)Series D/D-1 Preferred Stock.
(i)Redemptions upon Request. At any time after the fifth anniversary of the Original Issue Date and provided that all shares of Series B Preferred Stock (other than any Series B Excluded Shares, as provided) have been redeemed in accordance with the provisions set forth in Section 7(c) of this Article IV(D), the holders of at least twenty (20%) of the then issued and outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock, voting together as a single series, may request the redemption of all of the Series D Preferred Stock and Series D-1 Preferred Stock by delivering written notice of such request to the Company (the "Series DID-I Redemption Request"). Within five (5) business days after receipt of such request, the Company shall give written notice of such request to all other holders of Series D Preferred Stock and Series D-1 Preferred

Stock and Series C Preferred Stock and Series B Preferred Stock and Series E Preferred Stock and Series F Preferred Stock and the holder of the GS Warrant (the "Series DID-I Redemption Notice"). The Company shall redeem, in three annual installments, out of funds lawfully available therefore, on a pari passu basis among holders of Series D Preferred Stock and Series D-1 Preferred Stock, all shares of Series D Preferred Stock and shares of Series D-1 Preferred Stock (other than any Series DID-I Excluded Shares, as defined below), with the first of such installments occurring within twenty (20) business days after receipt of the initial Series D/D-1 Redemption Request, at a price per share equal to (i) the Preferred D Preference amount with respect to shares of Series D Preferred Stock or (ii) the Preferred D-1 Preference amount with respect to shares of Series D-1 Preferred Stock, such applicable per share price being referred to as the "Series DID-I Redemption Value". The date of each such installment shall be referred to herein as a "Series DID-I Redemption Date". If the Company) receives, on or prior to the twentieth (20th business day after the receipt of the initial Series D/D-1 Redemption Request, written notice from a holder of Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, that such holder elects to be excluded from the redemption provided for in this Section 7(d) of this Article IV(D), then the shares of Series D Preferred Stock or shares of Series D-1 Preferred Stock, as applicable, registered on the books of the Company in the name of such holder at the time of the Company's receipt of such notice shall thereafter be deemed to be "Series DID-I Excluded Shares". Series D/D-1 Excluded Shares shall not be redeemed or redeemable pursuant to this Section 7(d) of this Article IV(D), whether on such Series D/D-1 Redemption Date or thereafter. In the event that the holders of Series C Preferred Stock and/or Series E Preferred Stock and/or Series B Preferred Stock, as the case may be, elect to exercise the rights granted under Section 7(b) and/or 7(c) of this Article IV(D), as applicable, within ten (10) days after the date of the Series D/D-1 Redemption Notice, the rights granted in Section 7(b) and/or 7(c) of this Article IV(D), as applicable shall be prior and in preference to the rights granted to the holders of Series D Preferred Stock and Series D-1 Preferred Stock in this Section 7(d) of this Article IV(D). Notwithstanding anything to the contrary in this Section 7 of this Article IV(D), no shares of Series D Preferred Stock or Series D-1 Preferred Stock shall be redeemed unless and until all shares of Series B Preferred Stock shall be redeemed in accordance with the provisions set forth in Section 7(c) of this Article IV(D).
(ii)Redemption Payments. For each share of Series D Preferred Stock or Series D-1 Preferred Stock, as the case may be, to be redeemed hereunder, the Company shall be obligated, subject to the terms and conditions set forth herein, on each Series D/D-1 Redemption Date to pay to the holder thereof (upon surrender by such holder at the Company's principal office of the certificate representing one-third (1/3) of such holders' shares of Series D Preferred Stock or Series D-1 Preferred Stock, as the case may be) an amount in cash in immediately available funds equal to one-third (1/3) of the applicable Series D/D-1 Redemption Value. On each of the first Series D/D-1 Redemption Date, the first anniversary of the first Series D/D-1 Redemption Date, and the second anniversary of the first Series D/D- 1 Redemption Date, the holders' of shares of Series D Preferred Stock or Series D-1 Preferred Stock, as the case may be, shall present one-third (1/3) of the shares of Series D Preferred Stock or Series D-1 Preferred Stock, as the case may be, held by such holder as of the date of the Series D/D-1 Redemption Request. If Delaware law governing distributions to stockholders prevents the Company from redeeming the total number of shares of Series D Preferred Stock and Series D-1 Preferred Stock to be redeemed on such Series D/D-1 Redemption Date (or any portion thereof), those funds consistent with such law shall be used to redeem the maximum possible number of shares of Series D Preferred Stock and shares of Series D-1 Preferred Stock pro rata among the holders of the shares of Series D Preferred Stock and shares of Series D-1 Preferred Stock to be redeemed based upon the applicable amount due to each such holder pursuant to this Section 7(d) of this Article IV(D). At any time thereafter when Delaware law governing distributions to stockholders does not prohibit the redemption of shares of Series D Preferred Stock and Series D-1 Preferred Stock, such funds shall immediately be used to redeem the balance of the shares of Series D Preferred Stock and Series D-1 Preferred Stock that it has not redeemed.
(e)Certificates. In case fewer than the total number of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, as applicable, represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock as applicable, shall be issued to the holder thereof without cost to such holder within five (5) business days after surrender of the certificate representing the redeemed shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, as applicable.
(f)Dividends After Redemption Date. No share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock or Series F Preferred Stock or share of Common Stock underlying the GS Warrant, as applicable, shall be entitled to any dividends, whether accruing or not, after the date on which the Redemption Value of such share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock or Series F Preferred Stock or share of Common Stock underlying the GS Warrant, as applicable, is paid to the holder of such share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock or share of Common Stock underlying the GS Warrant as applicable. On such date, all rights (contractually or otherwise as set forth in this Eighth Amended and Restated Certificate of Incorporation, in the Related Agreements, in the GS Warrant or otherwise) of the holder of such share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series F Preferred F Stock or GS Warrant, as applicable, by reason of such holder's ownership of such share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or GS Warrant (including in connection with the shares of Common Stock issuable upon exercise of the GS Warrant) or pursuant to any agreement existing on or prior to the Original Issue Date pursuant to the terms of such agreement in light of the decrease in such holder's ownership of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or GS Warrant, as applicable, shall cease and terminate, and such share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, Series F Preferred Stock as applicable, shall no longer be deemed to be issued and outstanding and, with respect to the GS Warrant, the applicable portion of the GS Warrant that was redeemed shall be deemed to have expired.
(g)Redeemed or Otherwise Acquired Shares. Any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock as applicable, that are redeemed or otherwise acquired by the Company shall, upon such redemption or other acquisition, be automatically and immediately cancelled and retired to authorized but unissued shares and shall not be reissued, sold or transferred. The redemption rights set forth in this Section 7 of this Article IV(D) shall terminate upon the earlier of IPO, Liquidation Event, Acquisition or Asset Transfer.
(h)Other Redemptions or Acquisitions. The Company shall not redeem or otherwise acquire any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as applicable, except as expressly authorized herein.
(i)Notwithstanding anything to the contrary herein, no redemption of any series of Preferred Stock under this Section 7 of Article IV(D) (whether optional or mandatory), shall be consummated by the Company unless and until such redemption is permitted by the terms and conditions of that certain Credit Agreement, dated on or about the date of filing of this Eighth Amended and Restated Certificate of Incorporation by and among the Company, the several banks and other financial institutions or entities from time to time party thereto (the "Lenders"), and Silicon Valley Bank, as administrative agent and collateral agent for the Lenders, as the same may be amended, restated, supplemented, refinanced or replaced (the "Senior Credit Agreement"); provided that for the avoidance of doubt, the foregoing restriction is not intended to limit or otherwise restrict the rights of the holders of the Series F Preferred Stock or the holder(s) of the GS Warrant to deliver the Series F Redemption Request or the GS Warrant Redemption Request pursuant to Section 7(a)(i) above or its entitlement, in the event that the Company does not timely pay the applicable Redemption Value in full (whether as a result of the restrictions in this subsection (i) or otherwise), to accrue interest that is payable-in-kind at the rate set forth in Section 7(a)(iii) above on the Unpaid Redemption Amount, which Unpaid Redemption Amount shall not be paid by the Company unless the underlying redemption obligation giving rise to such Unpaid Redemption Amount would be permitted to be consummated by the Company pursuant to the Senior Credit Agreement, and no holder of the Series F Preferred

Stock or holder of the GS Warrant shall pursue any other rights or remedies against the Company in connection therewith.
8.NO REISSUANCE OF SERIES PREFERRED.
No shares or shares of Series Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.
E.Common Stock.
(a)The rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:
(b)Dividend Rights. Subject to Section 1 and Section 2(b)(iii) of Article IV(D), dividends may be paid on the Common Stock as and when declared by the Board. Such dividends shall be distributed among the holders of Series Preferred (other than the Series F Preferred Stock) and Common Stock on a pro rata basis (assuming conversion of all such Series Preferred, other than the Series F Preferred Stock, into Common Stock)
(c)Liquidation Rights. Upon Liquidation Event, Acquisition or Asset Transfer, the assets of the Company shall be distributed to the holders of Common Stock as provided in Section 3 of Article IV(D) hereof.
(d)Voting Rights. Each share of Common Stock shall have the right to one (1) vote, and shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of this Company, and shall be entitled to vote upon such matters and in such manner as is otherwise provided herein or as may be provided by law.
V.
A.To the fullest extent permitted by law, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of the foregoing provisions of this Article V by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of, or increase the liability of any director of the Company with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
B.To the fullest extent permitted by applicable law, the Company shall indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director of the Company or any predecessor of the Company, or serves or served at any other enterprise as a director, officer or employee at the request of the Company or any predecessor to the Company. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which the DGCL permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL.
C.Any amendment, repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection of any director, officer or other agent of the Company existing at the time of such amendment, repeal or modification.

VI.
A.The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. An "Excluded Opportunity" is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Company who is not an employee of the Company or any of its subsidiaries, or (ii) any holder of Series Preferred or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Company or any of its subsidiaries (collectively, "Covered Persons"), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person's capacity as a director of the Company.
VII.
For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
A.The management of the business and the conduct of the affairs of the Company shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by the Board in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Eighth Amended and Restated Certificate of Incorporation.
B.The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Company. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Company; provided however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Eighth Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company.
C.The directors of the Company need not be elected by written ballot unless the Bylaws so provide.
D.This Eighth Amended and Restated Certificate of Incorporation has been duly approved by the Board of the Company.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, KALTURA, INC. has caused this Eighth Amended and Restated Certificate of Incorporation to be signed by its Chairman and Chief Executive Officer as of the date first written above.

KALTURA, INC.

By:	/s/ Ron Yekutiel

Name: Ron Yekutiel
Title: Chairman and Chief Executive Officer
Eighth Amended and Restated Certificate of Incorporation